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                                                                   Exhibit 23.02


               Consent of Independent Certified Public Accountants


Interface Systems, Inc.
5855 Interface Drive
Ann Arbor, Michigan 48103


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statement (Form S-8) of our report dated November 14, 1996 relating to the consolidated statements of operations, stockholders' equity and cash flows and schedule for the year ended September 30, 1996 of Interface System's Inc. and subsidiaries appearing in the Company's Annual Report on Form 10K for the year ended September 30, 1998.



                                                     BDO SEIDMAN, LLP


Troy, Michigan
December 29, 1998